EXHIBIT 32

The following certifications are being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and are not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and are not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Peerless Systems Corporation, a Delaware corporation (the “Company”), hereby certify, to each such officer's knowledge, that:

(i)
the accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended July 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in such Report.

Dated: September 10, 2007	/s/ Richard L. Roll
Richard L. Roll
President and Chief Executive Officer
(Principal Executive Officer)

Dated: September 10, 2007	/s/ John V. Rigali
John V. Rigali
Vice President and Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Peerless Systems Corporation and will be retained by Peerless Systems Corporation and furnished to the Securities and Exchange Commission or its staff upon request.